Exhibit 10.33.3

AMENDMENT TO AGREEMENT

          Spencer Trask Private Equity Fund I LP, Spencer Trask Private Equity Fund II LP, Spencer Trask Specialty Group, LLC, Kevin Kimberlin Partners LP and NuVim, Inc. agree to further amend their December 31, 2004 agreement, as previously amended on March 28, 2005 and May 2, 2005, as follows:

          The reference to an $8.1 million offering of units of consisting of one share of common stock, one Class A Warrant and one Class B Warrant at an initial public offering price of $3 is hereby changed, modified and amended to refer to a $2.7 million offering of 2,700,000 units, each unit consisting of one share of common stock, one Class A warrant and one B Class B warrant at an initial public offering price of $1.00 per unit.

          The reference in the agreement to a closing date of May 31, 2005 is hereby changed, modified and amended to refer to a close date of June 30, 2005.

          The remainder of the December 31, 2004 agreement, as previously amended on March 28, 2005 and May 2, 2005, remains in full force and effect.

          Dated this 18th day of May, 2005.

SPENCER TRASK PRIVATE EQUITY FUND I LP	SPENCER TRASK PRIVATE EQUITY FUND II LP

By: /s/ WILLIAM P. DIOGUARDI	By: /s/ WILLIAM P. DIOGUARDI

Print Name and Title:	Print Name and Title:

SPENCER TRASK SPECIALTY GROUP LLC	KEVIN KIMBERLIN PARTNERS LP

By: /s/ DONALD F. FARLEY	By: /s/ KEVIN KIMBERLIN

Print Name and Title:	Print Name and Title:

NUVIM, INC.

By: /s/ RICHARD P. KUNDRAT

Print Name and Title: Richard P. Kundrat
Chairman and Chief Executive Officer